Exhibit 99.1

FOR RELEASE:  June 13, 2006

Contacts:

Brian Ruby, Creative Partners, +1 (203) 705-9218, bruby@creativepartners.com
Barry W. Smith, NYFIX, +1 (212) 809-3542, barry.smith@nyfix.com

NYFIX REACHES NEW MILESTONE IN CONNECTIVITY;
THE NYFIX NETWORK CONNECTS ITS 250TH BUYSIDE CLIENT

NEW YORK, June 13, 2006 - NYFIX, Inc. today announced that it has brought its 250th buy-side client, San Diego-based Wagonhound Investments LP, live on the NYFIX Network. The NYFIX Network connects to more than 450 trading counterparties worldwide with over 5,000 connections in production. The NYFIX Network infrastructure for FIX messaging traffic consists of 795 telecom lines and 125 customer VPNs (virtual private networks). This equates to more than 1,500 frame relay PVCs (permanent virtual circuits) globally.

ING Investment Management Americas, another recently connected buy-side client, chose the NYFIX Network for FIX connectivity because of NYFIX’s longevity in the space and its commitment to FIX routing globally. “We have been extremely pleased with the implementation of over 100 broker connections and continue to be impressed by the support we receive,” said Kevin P. McMahon, Senior Vice President, ING Investment Management Americas.

The NYFIX Network’s “hub and spoke” infrastructure serves clients throughout Europe, Asia and North America. It has seen a steady increase in counterparty connectivity and adoption of the NYFIX FIX Products suite during the first half of 2006. The NYFIX Network’s value added products such as its real-time trade execution quality monitoring product, NYFIX eQTM, and its FIX monitoring and control product, TradeScope®, strongly distinguish it from the competition.

“We are building aggressively on our position as North America’s #1 FIX Network provider and #1 Global FIX Engine1 provider with exciting new products and first class global support,” said Andrew Wilson, Global Head of The NYFIX FIX Products Division. “Our steady and continued growth in electronic connectivity amongst trading counterparties is a real tribute to our employees and the intellectual capital, expertise, and focus they bring to bear on this marketplace every day.”

-more-

1 According to the TowerGroup and FIX Protocol Limited’s 2005 Global FIX Survey, November 2005.

About NYFIX, Inc.

NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, trade automation and communication technologies and through its registered broker-dealer subsidiaries, execution services. Our NYFIX Network is one of the industry's largest networks, connecting broker-dealers, institutions and exchanges. We maintain our principal office on Wall Street in New York City, with other offices in Stamford, CT, London's Financial District, Chicago and San Francisco. We operate redundant data centers in the metropolitan New York City area, with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit http://www.nyfix.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.

SOURCE: NYFIX, Inc.

Please visit http://www.nyfix.com for more information about NYFIX.

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